Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No's. 333-05873, 033-76120, 333-05959, 033-76122, 333-05957, 333-18935, 333-18883, 333-18885, 333-30841, 333-30211, 333-31901, 333-31895, 333-43757, 333-60365, 333-91995, 333-84751, 333-40914, 333-48116 and 333-60862 on Forms S-8 and Registration Statement No's. 033-94532, 333-09109, 333-50775, 333-50777 and 333-53351 on Forms S-3 of Spherion Corporation of our report dated March 10, 2004, appearing in this Annual Report on Form 10-K of Spherion Corporation for the year ended December 26, 2003.

DELOITTE & TOUCHE LLP
Fort Lauderdale, Florida
March 10, 2004